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                                                                    EXHIBIT 16.1


                     [PricewaterhouseCoopers LLP Letterhead]



July 9, 2003




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We have read the statement made by the Newfield Exploration Company 401(k) Plan (the "Plan"), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Plan's Form 8-K report dated July 9, 2003. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,



/s/ PricewaterhouseCoopers LLP







Copy to: Ms. Mona Leigh Broussard - Administrator, Newfield Exploration Company 401(k) Plan